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                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN

                           NEWGEN RESULTS CORPORATION

                                       AND

                                LESLIE J. SILVER

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
1.       Employment..............................................................................................1
2.       Loyal And Conscientious Performance; Noncompetition; Nonsolicitation....................................2
3.       Compensation Of THE Employee............................................................................3
4.       Termination.............................................................................................4
5.       Confidential And Proprietary Information; Nonsolicitation...............................................8
6.       Release of Claims.......................................................................................8
7.       Assignment And Binding Effect..........................................................................10
8.       Notices................................................................................................10
9.       Choice Of Law..........................................................................................11
10.      Integration............................................................................................11
11.      Amendment..............................................................................................11
12.      Waiver.................................................................................................11
13.      Severability...........................................................................................11
14.      Interpretation; Construction...........................................................................11
15.      Representations And Warranties.........................................................................12
16.      Counterparts...........................................................................................12
17.      Arbitration............................................................................................12
18.      Injunctive Relief......................................................................................12
19.      Trade Secrets Of Others................................................................................13
20.      Advertising waiver.....................................................................................13

                                 EMPLOYMENT AGREEMENT

       This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of January 1, 2000 (the "Effective Date"), by and between NEWGEN RESULTS CORPORATION, a Delaware corporation (the "Company"), and LESLIE J. SILVER (the "Employee"). The Company and the Employee are hereinafter collectively referred to as the "Parties", and individually referred to as a "Party".

                                      RECITALS

       A. The Company desires assurance of the association and services of the Employee in order to retain the Employee's experience, skills, abilities, background and knowledge, and is willing to engage the Employee's services on the terms and conditions set forth in this Agreement.

       B. The Employee desires to be in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement.

                                     AGREEMENT

       In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

       1.     EMPLOYMENT.

              1.1 TERM. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on the Effective Date and shall continue for five years from the Effective Date (the "Term"), unless terminated earlier in accordance with Section 4 and/or 5 herein.

              1.2 TITLE. The Employee shall have the title of Executive Vice-President of the Company and President of Newgen Management Services, Inc., ("NMS") a wholly owned subsidiary of the Company and shall serve in such other capacity or capacities as the Board of Directors of the Company may from time to time prescribe.

              1.3 DUTIES. The Employee shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with his position consistent with the bylaws of the Company and as required by the Company's Board of Directors of Newgen and/or NMS, as the case may be.

              1.4 POLICIES AND PRACTICES. The employment relationship between the Parties shall be governed by the policies and practices established by the Company and its Board of Directors. The Employee will acknowledge in writing that he has read the Company's Employee

                                  1.

Handbook, which will govern the terms and conditions of his employment with the Company, along with this Agreement. In the event that the terms of this Agreement differ from or are in conflict with the Company's policies or practices or the Company's Employee Handbook, this Agreement shall control.

              1.5 LOCATION. Unless the Parties otherwise agree in writing, during the term of this Agreement, the Employee shall perform the services Employee is required to perform pursuant to this Agreement at the Company's offices, located in San Diego; provided, however, that the Company will frequently require the Employee to travel temporarily to other locations in connection with the Company's business.

       2.     LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION;
              NONSOLICITATION

              2.1 LOYALTY. During the Employee's employment by the Company, the Employee shall devote Employee's full business energies, interest, abilities and productive time to the proper and efficient performance of Employee's duties under this Agreement.

              2.2 COVENANT NOT TO COMPETE. Except with the prior written consent of the Company's Board of Directors, the Employee will not, during the Term of this Agreement, and any period during which the Employee is receiving compensation or any other consideration from the Company, including severance pay pursuant to Section 4.4.3 herein, engage in competition with the Company or any of its affiliates, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant, or member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products or services which are in the same field of use or which otherwise directly or indirectly compete or could reasonably be expected to compete, directly or indirectly, with the products or services or proposed products or services of the Company or any of its affiliates.

              2.3 AGREEMENT NOT TO PARTICIPATE IN COMPANY'S COMPETITORS. During the Term of this Agreement, and any period during which he receives compensation or any other consideration from the Company, including severance pay pursuant to Section 4.4.3 herein, the Employee agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Employee to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates including without limitation NMS and Carabunga.com. Ownership by the Employee, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the Nasdaq Stock Market or in the over-the-counter market shall not constitute a breach of this paragraph.

              2.4    NONSOLICITATION.     While employed by the Company and
for any period during which he receives compensation or any other consideration from the Company, including severance pay pursuant to section
4.4.3 herein, the Executive agrees that in order to protect the Company's Confidential and Proprietary Information from unauthorized use, that the Executive agrees that he will not, either

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directly or through others: i) solicit or attempt to solicit any employee, consultant or independent contractor of the Company or any of its affiliates to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or ii) to solicit or attempt to solicit the business of any customer, supplier, service provider, vendor or distributor of the Company or any of its affiliates, which, at the time of termination or two (2) years immediately prior thereto, was doing business with the Company or any of its affiliates or listed on Company's or any of its affiliates' customer, supplier, service provider, vendor or distributor lists.

       3.     COMPENSATION OF THE EMPLOYEE.

              3.1 BASE SALARY. The Company shall pay the Employee a base salary of two hundred sixty-six thousand Dollars ($266,000) per year (the "Base Salary"), less payroll deductions and all required withholdings payable in regular periodic payments in accordance with Company policy. Such Base Salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

              3.2 CHANGES TO COMPENSATION. The Employee's Base Salary may be changed from time to time by mutual agreement of the Employee and the Company, although the Company retains the right to reduce Employee's Base Salary to the same extent it reduces other executive employees' base salaries as part of Company cost saving measures. Nothing herein should be construed as providing Employee with any right to an increase in compensation.

              3.3 BENEFITS. The Employee shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any Employee benefit plan or arrangement which may be in effect from time to time and made available to the Company's employees or key management employees.

              3.4 STOCK OPTIONS. In exchange for the promises and covenants herein and pursuant to a separate stock option agreement, the Employee will be granted an incentive stock option to purchase 100,000 shares of Common Stock of the Company at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant (the "Option") under the standard terms of the Company's 1998 Stock Incentive Plan or any successor stock option plan. One hundred percent (100%) of the shares subject to the Option will vest on the date that is five (5) years from the date of this Agreement, except as otherwise provided herein. If the Company signs a contract with Ford Motor Company ("Ford"), whereby the Company is designated as the preferred provider of Customer Retention Management ("CRM") services to Ford and Ford automobile dealerships as evidenced by a contract between the Company and Ford which significantly improves the Company's position in the marketplace as determined by the Company's Board of Directors in sole and absolute discretion then one hundred percent (100%) of the shares subject to the Option will vest as of the date such contract is signed.

              Employee will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state, or local tax authority as a result of the Option grant or the exercise of shares pursuant to the Option. Employee agrees to comply with and to accept

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exclusive liability for complying with all applicable state and federal laws relating to taxation arising as a result of the Option or the exercise of shares pursuant to the Option. Employee agrees to indemnify and defend the Company against any and all taxes and/or liability arising from the Option or the exercise of shares pursuant to the Option, including penalties and interest.

              3.5 POSSIBLE RECOMMENDATION FOR BOARD SEAT. Assuming the Employee's continuous employment for one (1) year from the Effective Date of this Agreement, the Chief Executive Officer may, in his sole and absolute discretion, recommend Employee for a seat on the Company's Board of Directors. Any such recommendation if made, shall be further subject to approval by a majority of the then current members of the Company's Board of Directors.

       4.     TERMINATION.

              4.1 TERMINATION BY THE COMPANY. The Employee's employment with the Company may be terminated under the following conditions:

                     4.1.1 DEATH OR DISABILITY. The Employee's employment with the Company shall terminate effective upon the date of the Employee's death or "Complete Disability" (as defined in Section 4.5.1).

                     4.1.2 FOR CAUSE. The Company may terminate the Employee's employment under this Agreement for "Cause" (as defined in Section 4.5.3) by delivery of written notice to the Employee specifying the Cause or Causes relied upon for such termination. Any notice of termination given pursuant to this
Section 4.1.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 10 below.

                     4.1.3 WITHOUT CAUSE. The Company may terminate the Employee's employment under this Agreement at any time and for any reason by delivery of written notice of such termination to the Employee. Any notice of termination given pursuant to this Section 4.1.3 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 10 below.

              4.2 TERMINATION BY THE EMPLOYEE. The Employee may terminate the Employee's employment with the Company under the following conditions:

                     4.2.1 GOOD REASON. The Employee may terminate the Employee's employment under this Agreement for "Good Reason" (as defined below in Section 4.5.2) by delivery of written notice to the Company specifying the "Good Reason" relied upon by the Employee for such termination, provided that such notice is delivered within six (6) months following the occurrence of any event or events constituting Good Reason and that Employee has given the Company a minimum of sixty (60) days written notice and an opportunity to cure the event which constitutes "Good Reason."

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                     4.2.2  WITHOUT GOOD REASON.  The Employee may terminate
the Employee's employment hereunder for other than "Good Reason" upon sixty
(60) days written notice to the Company.

              4.3 TERMINATION BY MUTUAL AGREEMENT OF THE PARTIES. The Employee's employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such agreement.

              4.4    COMPENSATION UPON TERMINATION.

                     4.4.1 DEATH OR COMPLETE DISABILITY. If the Employee's employment shall be terminated by death or Complete Disability as provided in
Section 4.5.1, the Company shall pay the Employee's accrued Base Salary, less standard deductions and withholdings, and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination to Employee and/or Employee's heirs, and the Company shall thereafter have no further obligations to the Employee and/or Employee's heirs under this Agreement. Employee's stock options to purchase the Company's Common Stock will cease to vest upon termination of employment for Death or Complete Disability and will be governed by the terms of the applicable Stock Option Agreement and the Company's equity incentive plan except as provided herein. In the event of termination for Death or Complete Disability, the Option referenced in Section 3.4 herein, will be treated as if it were subject to a four (4) year vesting period in which twenty-five percent (25%) of the shares subject to the Option vested on the last day of each year following the date of the grant.

                     4.4.2 WITH CAUSE OR WITHOUT GOOD REASON. If the Employee's employment shall be terminated by the Company with Cause or if the Employee resigns without Good Reason, the Company shall pay the Employee's accrued Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of the notice of termination to Employee, and the Company shall thereafter have no further obligations to the Employee under this Agreement. Employee's stock options to purchase the Company's Common Stock will cease to vest upon termination of employment with Cause or without Good Reason and will be governed by the terms of the applicable Stock Option Agreement and the Company's equity incentive plan.

                     4.4.3 WITHOUT CAUSE OR WITH GOOD REASON. If the Company terminates the Employee's employment without Cause or the Employee resigns with Good Reason, the Employee shall be entitled to the Employee's Base Salary, a pro-rata portion of the bonus received by Executive during the preceding year and accrued and unused vacation earned through the Employee's last day of employment, subject to standard deductions and withholdings. In addition, upon the Employee's furnishing to the Company an effective release and waiver of claims ("Release and Waiver") (a form of which is attached hereto as Exhibit A), and in exchange for the consulting services provided by the Employee to the Company pursuant to Section 4.4.6 herein and the Consulting Agreement attached hereto as Exhibit C, the Employee shall be entitled to:

                     (i) monthly payments of one-twelfth (1/12) the Employee's annual Base Salary in effect at the time of termination and one-twelfth (1/12) the bonus Employee received in the preceding year, for a period of one (1) year (the "Severance Period") after the Employee's last day of employment, subject to standard deductions and withholdings plus COBRA benefits as set forth in the Consulting Agreement; and

                     (ii) acceleration of the vesting of all stock options held by Employee or granted to Employee hereafter (the "Stock Options") so that the shares subject to the Stock Options will be fully vested and immediately exercisable as of the effective date of the Release and Waiver.

                     4.4.4 COVENANT NOT TO COMPETE. Notwithstanding any provisions in this Agreement to the contrary, including any provisions contained in this Section 4.4, the Company's obligations, and the Employee's rights, pursuant to Section 4.4.3 shall cease and be rendered a nullity immediately should the Employee violate the provision of Sections 2.2 or 4.4.6 herein, or should the Employee violate the terms and conditions of the Employee's Proprietary Information and Inventions Agreement.

                     4.4.5 TERMINATION OF OBLIGATIONS. In the event of the termination of the Employee's employment hereunder and pursuant to this Section 4, the Company shall have no obligation to pay Employee any Base Salary, bonus or other compensation or benefits, except as provided in this Section 4 or for benefits due to the Employee (and/or the Employee's dependents under the terms of the Company's benefit plans). The Company may offset any amounts Employee owes it or its subsidiaries against any amount it owes Employee pursuant to this
Section 4.4.

                     4.4.6  POST-TERMINATION CONSULTING AGREEMENT.   Upon
termination or resignation of Employee's employment with the Company for any reason, and at the Company's sole and absolute discretion, the Company and Employee may enter into a Consulting Agreement in the form attached hereto as Exhibit C, as provided herein. If the Employee's employment is terminated without "Cause" or Employee resigns with Good Reason, the Company will enter into the Consulting Agreement and the term of the Consulting Agreement will be equivalent to the Severance Period (as defined in Section 4.4.3(i)). If the Employee's employment is terminated for "Cause," or the Employee resigns without Good Reason, the Company may in its sole and absolute discretion decide to enter into a Consulting Agreement with the Employee for a term no shorter than sixty
(60) days and no longer then one (1) year. The Company will notify Employee in writing of its intent to enter into such Consulting Agreement within 14 days of the termination of employment. Notwithstanding the foregoing, if the Company requires that Employee enter into the Consulting Agreement, and Employee fails to deliver an executed copy of the Consulting Agreement to the Company, the Consulting Agreement will be deemed to be entered into by both parties and shall continue in full force and effect.

              4.5 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                     4.5.1 COMPLETE DISABILITY. "Complete Disability" shall mean the inability of the Employee to perform the Employee's duties under this Agreement because the Employee has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Employee becomes disabled, the term "Complete Disability" shall mean the inability of the Employee to perform the Employee's duties under this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated the Employee from satisfactorily performing all of the Employee'S usual services for the Company for a period of at least one hundred twenty (120) days during any twelve (12) month period (whether or not consecutive). Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.

                     4.5.2 GOOD REASON. "Good Reason" for the Employee to terminate the Employee's employment hereunder shall mean the Company's failure to appoint Employee as successor to Jerry Benowitz as Chief Executive Officer of the Company within one hundred twenty (120) days after Jerry Benowitz ceases to be Chief Executive Officer of the Company. In the event of such appointment, the compensation committee will review Employee's compensation.

                     4.5.3 FOR CAUSE. "Cause" for the Company to terminate Employee's employment hereunder shall mean the Company's good faith determination that any of the following circumstances has occurred:

                     (i) the Employee's repeated failure to satisfactorily perform the Employee's job duties under this Agreement after thirty (30) days written notice from the Company of such deficiencies and an opportunity to cure such deficiencies;

                     (ii) excessive demands for increased compensation by the Employee;

                     (iii) failure by the Employee to comply with all material applicable laws in performing the Employee's job duties or in directing the conduct of the Company'S business;

                     (iv) commission by the Employee of any felony or intentionally fraudulent or other act against the Company, or its affiliates, employees, agents or customers which demonstrates the Employee's untrustworthiness or lack of integrity;

                     (v) the Employee's engaging or in any manner participating in any activity which is competitive with or intentionally injurious to the Company or any of its affiliates or which violates any material provisions of Section 5 hereof; or

                     (vi) the Employee's commission of any fraud against the Company or any of its affiliates or use or intentional appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated.

              4.6 SURVIVAL OF CERTAIN Sections. Sections 2.2, 4.4.3, 4.4.4, 5, 8, 16, 17, 18 and 19 of this Agreement will survive the termination of this Agreement.

       5.     CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.

              5.1 The Employee agrees to continue to abide by the Proprietary Information and Inventions Agreement executed by Employee on _____________ and attached hereto as Exhibit B.

              5.2 The Employee recognizes that Employee's continued employment with the Company will involve contact with information of substantial value to the Company, which is not old and generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, techniques, designs, drawings, processes, inventions know how, strategies, marketing, and/or advertising plans or arrangements, developments, equipment, prototypes, sales, supplier, service provider, vendor, distributor and customer information, and business and financial information relating to the business, products, services, practices and techniques of the Company, (hereinafter referred to as "Confidential and Proprietary Information"). The Employee will at all times regard and preserve as confidential such Confidential and Proprietary Information obtained by the Employee from whatever source and will not, either during Employee's employment with the Company or thereafter, publish or disclose any part of such Confidential and Proprietary Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company.

              5.3 While employed by the Company and for any period during which he receives compensation or any other consideration from the Company, including severance pay pursuant to section 4.4.3 herein, the Employee agrees that in order to protect the Company's Confidential and Proprietary Information from unauthorized use, that the Employee will not, either directly or through others, solicit or attempt to solicit any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or the business of any customer, supplier, service provider, vendor or distributor of the Company which, at the time of termination or two (2) years immediately prior thereto, was doing business with the Company or listed on Company's customer, supplier, service provider, vendor or distributor list.

       6.     RELEASE OF CLAIMS.

              6.1 In consideration of entering into this Agreement and in exchange for the promises and covenants set forth herein, the Employee hereby releases, acquits, and forever discharges Abraham L. Simkin, Gary J. Simkin, Bernard C.M. Simkin, Murray Simkin, Samuel Simkin (collectively referred to herein as the "Simkin Family"), all family members of each and every member of the Simkin Family, all Companies affiliated with or related to each and every member of the Simkin Family, the Company, the Company's parents, subsidiaries and affiliates, including, but not limited to Newgen Results Corporation, Newgen Services, LP, Newgen Management Services, Inc., and Newgen Dealer Services, Inc., Newgen Dealer Services (1992), NMS and Carabunga.com Inc., and the Company's, its parents', its subsidiaries' and its affiliates' officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Effective Date of this Agreement, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of Employee, the Company's performance of its obligations as the Employee's employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company or its affiliates, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

              6.2 ADEA WAIVER. Employee further acknowledges that Employee is knowingly and voluntarily waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA") as of the Effective Date of this Agreement. Employee also acknowledges that the consideration given for the waiver and release in the preceding Section 8.1 hereof is in addition to anything of value to which Employee was already entitled. Employee hereby provides the further acknowledgment that Employee is advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) Employee's waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (b) Employee has the right to consult with an attorney prior to executing this Agreement (although Employee may voluntarily choose not to do so); (c) Employee may have at least twenty-one (21) days to consider this Agreement (although Employee may by Employee's own choice execute this Agreement earlier); (d) Employee has seven (7) days following the execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this Agreement is signed by Employee (the "Effective Date").

              6.3 SECTION 1542 WAIVER. In giving this release, which includes claims which may be unknown to Employee at present, Employee hereby acknowledges that Employee has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

              A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,

       WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

       Employee hereby expressly waives and relinquishes all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

       7.     ASSIGNMENT AND BINDING EFFECT.

              This Agreement shall be binding upon and inure to the benefit of the Employee and the Employee's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Employee's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by the Employee. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

       8.     NOTICES.

              All notices or demands of any kind required or permitted to be given by the Company or the Employee under this Agreement shall be given in writing and shall be personally delivered (and receipted for) faxed during normal business hours or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to the Company:

                     NEWGEN RESULTS CORPORATION
                            12680 High Bluff Drive, Suite 300
                            San Diego, CA 92130
                            Tel:  (858) 481-7545
                            Fax: (858) ________

              With copy to:
                            Wainright Fishburn, Esq.
                            Cooley Godward LLP
                            4365 Executive Drive, Suite 1100
                            San Diego, CA 92121-2128
                            Tel:  (858) 550-6018
                            Fax:  (858) 453-3555

              If to the Employee:

                     517 Latigo Row
                     ----------------------------
                     Olivenhain, CA 92024
                     ----------------------------

Any such written notice shall be deemed received when personally delivered or faxed to the other party or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

       9.     CHOICE OF LAW.

              This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

       10.    INTEGRATION.

              This Agreement contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Employee's employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties.

       11.    AMENDMENT.

              This Agreement cannot be amended or modified except by a written agreement signed by the Employee and the Company.

       12.    WAIVER.

              No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

       13.    SEVERABILITY.

              The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

       14.    INTERPRETATION; CONSTRUCTION.

              The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but the Employee has been provided with substantial opportunity to and has consulted with Employee's own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

       15.    REPRESENTATIONS AND WARRANTIES.

              The Employee represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that Employee's execution and performance of this Agreement will not violate or breach any other agreements between the Employee and any other person or entity.

       16.    COUNTERPARTS.

              This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

       17.    ARBITRATION.

              To ensure rapid and economical resolution of any disputes which may arise under this Agreement, the Employee and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement or the Consulting Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in San Diego under the then existing employment-related AAA arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the Parties insofar as possible.

I HAVE READ Section 19 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE.

/s/ LS (EMPLOYEE'S INITIALS)
-------

       18.    INJUNCTIVE RELIEF.

              The Employee is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value, so that the loss of such service or violation by the Employee of this Agreement, including, but not limited to, the Proprietary Information and Inventions Agreement, could not reasonably or adequately be compensated in damages in an action at law. Therefore, notwithstanding Section 17 herein, in addition to any other remedies or sanctions provided by law, whether criminal or civil, and without limiting the right of the Company and successors or assigns to pursue all other legal and equitable rights available to them, the Company shall have the right during the Employee's employment hereunder (or thereafter with respect to obligations continuing after the termination of this Agreement) to compel specific performance hereof by the Employee or to obtain temporary and permanent injunctive relief against violations hereof by the Employee, including, but not limited to violations of the Proprietary Information and Inventions

Agreement, and, in furtherance thereof, to apply to any court with jurisdiction over the Parties to enforce the provisions hereof.

       19.    TRADE SECRETS OF OTHERS.

              It is the understanding of both the Company and the Employee that the Employee shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including the Employee'S former employers, nor shall the Company and/or its affiliates seek to elicit from the Employee any such information. Consistent with the foregoing, the Employee shall not provide to the Company and/or its affiliates, and the Company and/or its affiliates shall not request, any documents or copies of documents containing such information.

       20.    ADVERTISING WAIVER.

              The Employee agrees to permit the Company and/or its affiliates, and persons or other organizations authorized by the Company and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products and/or services of the Company and/or its affiliates, or the machinery and equipment used in the provision thereof, in which the Employee's name and/or pictures of the Employee taken in the course of the Employee'S provision of services to the Company and/or its affiliates, appear. The Employee hereby waives and releases any claim or right the Employee may otherwise have arising out of such use, publication or distribution.

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NEWGEN RESULTS CORPORATION


By: /s/ Gerald L. Benowitz
    --------------------------------------
    Gerald L. Benowitz
    President and Chief Executive Officer

EMPLOYEE:


/s/ Leslie J. Silver
------------------------------------------
LESLIE J. SILVER

                                      EXHIBIT A

                             RELEASE AND WAIVER OF CLAIMS

       In consideration of the payments and other benefits set forth in Section __ of the Employment Agreement dated ___________, to which this form is attached, I, LESLIE J. SILVER, hereby furnish NEWGEN RESULTS CORPORATION (the "Company"), with the following release and waiver ("Release and Waiver").

       I hereby release, acquit, and forever discharge Abraham L. Simkin, Gary J. Simkin, Bernard C.M. Simkin, Murray Simkin, Samuel Simkin (collectively referred to herein as the "Simkin Family"), all family members of each and every member of the Simkin Family, all Companies affiliated with or related to each and every member of the Simkin Family, the Company, the Company's parents, subsidiaries and affiliates, including, but not limited to Newgen Results Corporation, Newgen Services, LP, Newgen Management Services, Inc., and Newgen Dealer Services, Inc., Newgen Dealer Services (1992), NMS and Carabunga.com Inc., and the Company's, its parents', its subsidiaries' and its affiliates' officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Effective Date of this Release and Waiver, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of Employee or the termination of such employment, the Company's performance of its obligations as the Employee's former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company or its affiliates, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

       I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

       I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an Employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and
Waiver: (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

Date: __________________           By:________________________________________
                                          LESLIE J. SILVER





                                       2.

                                      EXHIBIT B

                              NEWGEN RESULTS CORPORATION

                            EMPLOYEE INVENTION ASSIGNMENT
                                         AND
                              CONFIDENTIALITY AGREEMENT

                                      EXHIBIT C

                                CONSULTING AGREEMENT


       THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of ________________, 200__ by and between Newgen Results Corporation, a Delaware limited liability company (the "Company") and Leslie J. Silver ("Consultant").

       A. Consultant and the Company previously entered into an employment agreement dated as of _____________(the "Employment Agreement"); and

       B. Consultant and the Company desire to enter into a consultancy arrangement upon the terms set forth in this Agreement.

       NOW, THEREFORE, in consideration of the above facts and the mutual promises set forth in this Agreement, the parties agree as follows:

1.     CONSULTING.

       1.1 In consideration for the promises and covenants set forth herein, if the Consultant is terminated for Cause or resigns without Good Reason under the Employment Agreement, the Engagement Period shall be the period beginning on the effective date of Consultant's termination of employment under the Employment Agreement (the "Consulting Date") and continuing for a minimum of sixty (60) days and a maximum of one (1) year following the Consulting Date, as determined by the Company in its sole discretion.

       1.2 In consideration for the promises and covenants set forth herein, if the Consultant is terminated without Cause or resigns for Good Reason under the Employment Agreement, the Engagement Period shall be the period beginning on the Consulting Date and continuing for one (1) year.

       1.3 During the Engagement Period, the Company and Consultant agree that Consultant shall perform the services and undertake the duties and responsibilities requested by the Company pursuant to the terms and conditions set forth in this Agreement; Consultant will not be considered an agent or an employee of the Company; Consultant will not have authority to make any representation, contract, or commitment on behalf of the Company and Consultant agrees not to do so; and Consultant will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit sharing, or retirement benefits.

       1.4 During the Engagement Period, Consultant will be solely responsible for all tax returns and payments to any federal, state, or local tax authority with respect to

               Consultant's performance of services and the receipt of fees or other compensation and benefits under this Agreement. The Company will report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. The Company will not: make withholdings or deductions from Consultant's payment checks; make contributions for Social Security, employment insurance or disability insurance; or obtain workers' compensation insurance on Consultant's behalf. During the Engagement Period, Consultant shall comply with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, Social Security, disability and other contributions based on compensation and benefits paid to Consultant under this Agreement. Consultant hereby indemnifies the Company against any and all such taxes or contributions, including penalties and interest.

       1.5 The Company shall pay on Consultant's behalf, or reimburse Consultant for, any expenses reasonably incurred in connection with his rendering of the services pursuant to this Agreement and which are not incurred in violation of any policy or policies regarding expenses which may be adopted by the Board of Directors from time to time. Consultant agrees to submit receipts and other documentation to support the above expenses as a condition of reimbursement therefor. Consultant will fully and completely cooperate with the Company with respect to all matters associated with the taxation or potential taxation of any payments and reimbursements hereunder. Consultant acknowledges that Consultant is responsible for consulting his or her own tax advisor with respect to any taxation matters.

       1.6 During the Engagement Period, subject to the terms and restrictions of this Agreement, Consultant may engage in full-time employment, consulting or other work relationships in addition to Consultant's work for the Company. The Company agrees to make reasonable arrangements to enable Consultant to perform Consultant's consulting services for the Company at such times and in such a manner so that it does not unreasonably interfere with other work activities in which Consultant may engage.

2. TERM. The term of this Agreement (the "Term") shall commence upon the Consulting Date and shall remain in full force and effect until completion of the Engagement Period.

3. CONSULTING FEES. As payment for the services rendered hereunder during the Term of this Agreement, the Company shall pay Consultant the following fees:

          3.1 If Consultant's employment with the Company was terminated without Cause (as defined in the Employment Agreement) or Consultant resigned for Good Reason (as defined in the Employment Agreement), as determined by the Company's Board in its sole discretion, the Company will: (i) pay Consultant monthly payments equivalent to one-twelfth (1/12) the Consultant's annual Base Salary in effect at the time of termination and one-twelfth (1/12) the bonus Consultant

                                       5.

               received in the preceding year, subject to standard deductions and withholdings, and (ii) in the event that Consultant elects continued coverage under COBRA, the Company, as part of this Agreement and in consideration thereof, will reimburse Consultant for the same portion of Consultant's COBRA health insurance premium that it paid during Consultant's employment up until the earlier of either (i) the termination of this Agreement or, (ii) the date in which Consultant begins full-time employment with another company or business entity. Consultant will be responsible for the same portion of the COBRA health insurance premium that Consultant paid during Consultant's employment with the Company.

          3.2 If Consultant's employment with the Company was terminated with Cause or Consultant resigned without Good Reason, as determined by the Company's Board in its sole discretion, the Company will pay Consultant monthly payments equivalent to the Consultant's annual Base Salary in effect at the time of termination and point (ii) above, subject to standard deductions and withholdings, during the Term of this Agreement.

4. NO OTHER BENEFITS. During the Term, Consultant shall not be entitled to any other compensation or benefits, including benefits provided generally to employees of the Company, and Consultant's compensation shall not be subject to withholding, unless, in the Company's view, withholding is required by applicable law.

5. CONFIDENTIAL INFORMATION. In connection with the performance of Services under the Employment Agreement and this Agreement, Consultant may become familiar with trade secrets and confidential information of the Company (which shall include all trade secrets and work product resulting from Consultant's provision of the Services to the Company), which derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use ("Confidential Information"). Except as may be reasonably necessary while providing the Services, Consultant agrees that, during the Term of this Agreement and thereafter, Consultant and any agents and employees of Consultant will not disclose or utilize any of the Confidential Information (including without limitation techniques, designs, buying plans, drawings, leases, store designs, rollout plans, developments, equipment, prototypes, sales, supplier and customer information and relationships, and business and financial information relating to the business, products, practices and techniques of the Company) to which Consultant has been privy, unless Consultant becomes legally required to disclose any such Confidential Information, in which event Consultant shall provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy. Upon the termination of this Agreement, Consultant shall deliver to the Company all equipment, notes, documents, memoranda, reports, files, books, correspondence, lists or other written or graphic records and the like belonging to the company which are or have been in Consultant's possession or control.

6.        PRESERVATION OF CONFIDENTIAL INFORMATION; NONCOMPETITION.

       6.1 Consultant agrees that, in order to protect the Confidential Information of the Company and in consideration of the fees received hereunder, during the Term of

                                      6.

               this Agreement, Consultant shall not, without first obtaining the prior written approval of the Company, engage as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise in any business or activity which: (i) is substantially similar to any business or activity of the Company or any of its affiliates as the same is conducted or proposed to be conducted by the Company or any of its affiliates as of the first date of the Term; or (ii) is competitive with any business or activity of the Company or any of its affiliates as of the first date of the Term.

       6.2 Ownership by Consultant, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 6.

7. SEVERABILITY. To the extent any provision of this Agreement shall be adjudicated to be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected, such deletion to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only the duration, extent or activities which may validly and enforceably be covered.

8. REMEDIES. In any event of a breach of Consultant's obligations under this Agreement, Consultant agrees that (a) any and all proceeds, funds, payments and proprietary interests, of every kind and description, arising from, or attributable to, such breach shall be the sole and exclusive property of the Company and (b) the Company shall be entitled to recover any additional actual damages incurred as a result of such breach.

9. INJUNCTIVE RELIEF. Consultant understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action at law for Consultant's breach of his obligations under this Agreement. Accordingly, Consultant specifically agrees that the Company shall be entitled to an injunction enjoining Consultant or any person or persons acting for or with Consultant in any capacity whatsoever from violating any of the terms herein. This provision with respect to injunctive relief shall not diminish the right of the Company to claim and recover damages pursuant to Section 9 in addition to injunctive relief.

10. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants that (a) Consultant is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and (b) Consultant's execution and performance of this Agreement is not a violation or breach of any other agreement to which Consultant is a party.

11. GOVERNING LAW. This Agreement is made in San Diego, California and shall be interpreted and enforced under the internal laws of the State of California.

                                    7.

12. ENTIRE AGREEMENT. This Agreement and any agreements referenced herein constitute the entire agreement between the parties and may be waived, modified or amended only by an agreement in writing signed by both parties.

13. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. This Agreement may not be assigned by Consultant. This Agreement may not be assigned by the Company except in connection with a merger of the Company or pursuant to the sale, transfer or other conveyance of all or substantially all of the assets of the Company.

14. WAIVER. No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing, signed by the party against whom enforcement is sought, and any waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

15. NOTICE. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or to such other address as either party to this Agreement shall specify by notice to the other:

              If to the Company:

                     NEWGEN RESULTS CORPORATION
                            12680 High Bluff Drive, Suite 300
                            San Diego, CA 92130
                            Tel:  (858) 481-7545
                            Fax:  (858) ________

              If to Consultant:

                     517 Latigo Row
                     ---------------------
                     Olivenhain, CA 92024


16. HEADINGS. Headings or captions of paragraphs or sections of this Agreement are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

17. COUNTERPART. This Agreements may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

18. ATTORNEY CONSULTATION. Each party has been informed of his/her/its right to consult with his/her/its attorney prior to signing this Agreement and has either done so or has considered the matter and decided not to do so.

                                    8.

       IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date set forth in the first paragraph hereof.

                                   The Company:

                                   Newgen Results Corporation
                                   a Delaware limited liability company


                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------


                                   Consultant:


                                   ________________________________
                                   LESLIE J. SILVER


                                   9.